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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Mercantile Bank Corporation on Form S-8 (Registration Nos. 333-75521 and 333-52620) of our report dated January 19, 2001 on the 2000 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2000 Annual Report on Form 10-K of Mercantile Bank Corporation.






                                            /s/ Crowe, Chizek and Company LLP
                                            Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 7, 2001